UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2010 (January 27, 2010)

______________

BANCORP RHODE ISLAND, INC.
(Exact name of registrant as specified in its charter)

______________

Rhode Island
(State or other jurisdiction of incorporation)

333-33182	05-0509802
(Commission File Number)	(IRS Employer Identification Number)

One Turks Head Place, Providence, Rhode Island 02903
(Address of principal executive offices)

(401) 456-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.02.  Compensatory Arrangements of Certain Officers

On January 27, 2010, the Board of Directors of Bancorp Rhode Island, Inc. (the “Company”) accepted the recommendation of the Compensation Committee to award discretionary cash bonuses to the Chief Executive Officer, the Chief Financial Officer, the Chief Lending Officer and the Chief Information Officer in amounts equal to 50% of the executive’s target award under the Company’s Executive Cash Incentive Plan.  The aggregate after-tax cost to the Company of the bonuses awarded to these four executives was approximately $185,000.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.                      Exhibit

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   BANCORP RHODE ISLAND, INC.

                   By:     /s/   Linda H. Simmons
                    ______________________________
                     Linda H. Simmons
                     Chief Financial Officer

Date:  February 1, 2010